Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of MS Young Adventure Enterprise, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The quarterly report on Form 10-Q for the quarter ended June 30, 2020 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2020

/s/ Chunxia Jiang
Chunxia Jiang
Principal Executive Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to MS YOUNG ADVENTURE ENTERPRISE, INC. and will be retained by MS YOUNG ADVENTURE ENTERPRISE, INC. and furnished to the Securities and Exchange Commission or its staff upon request.